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                                                                 EXHIBIT 10.10.1

                             CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective as of September 4, 1996, by and between THOMAS P. BERNHARDT (hereinafter "CONSULTANT"), and MISSION CRITICAL SOFTWARE, INC., a Delaware corporation having its principal office at 720 North post Oak Road, Suite 505, Houston, Texas 77024 (hereinafter "COMPANY").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     This Agreement is made and entered into under the following circumstances:

     (1) Whereas, Company intends to carry out the business plan developed and implemented by Company for the development, marketing and sale of the software products and systems sold by Mission critical Software I, Inc. to Company which products and systems are known as the "Enterprise Administrator" for the administration of security systems for access to networked personal computer systems and any other products, systems or services that Company may hereafter develop, market or sell (the "BUSINESS ACTIVITIES"); and

     (2) Whereas Company desires, on the terms and conditions stated herein, to engage Consultant; and

     (3) Whereas Consultant desires, on the terms and conditions stated herein, to be engaged by Company.

     NOW, THEREFORE, in consideration of the foregoing recitals, and of the promises, covenants, terms and conditions contained herein, the parties hereto agree as follows:

     1. ENGAGEMENT AND TERM. Company hereby engages Consultant, and Consultant hereby accepts engagement as a consultant by the Company commencing September 4, 1996 (hereinafter the "EFFECTIVE DATE") and continuing until terminated as provided in Section 7 hereof (hereinafter the "TERM OF ENGAGEMENT").

     2. DUTIES. Consultant shall serve as a consultant to the Company with respect to Company's Business Activities. Company agrees that Consultant's engagement with Company shall not be the exclusive, full-time engagement of Consultant and Consultant may engage in other full time employment.

     3. BASE COMPENSATION AND INCENTIVE COMPENSATION. During the Term of Engagement, Consultant shall be entitled to annual base fees as set forth on SCHEDULE A, payable in equal semi-monthly installments. Consultant shall be entitled to incentive compensation as set form on SCHEDULE A.

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     4.  STATUS OF CONSULTANT.  The parties expressly acknowledge that
Consultant, in the performance of services hereunder, is an independent contractor. Accordingly, Company shall not deduct from fees paid to Consultant pursuant to this Agreement any sums required by law or any other requirement of any governmental body to be deducted as employee withholding or otherwise.

     5. CONSULTING TIME. Company and Consultant shall mutually agree on the times Consultant shall be available for consulting which time shall not be fewer than 50 hours per month.

     6. FRINGE BENEFITS. Consultant is not an employee and shall not be entitled to any fringe benefits.

     7. TERMINATION. Notwithstanding any other provisions of this Agreement, the Term of Engagement shall terminate upon:

     a.  the death of Consultant;  or,

     b. Consultant's "disability" (For purposes of this Agreement, the term "disability" shall mean the inability of Consultant, arising out of any medically determinable physical or mental impairment, to perform the services required of him hereunder for a period of sixty (60) consecutive days during which sixty (60) day period Consultant's compensation hereunder shall continue);

     c. six (6) months' prior written notice from Company to Consultant, without cause, provided that, in lieu of such notice, Company shall pay to Consultant six (6) months; salary as severance compensation, payable either in a lump sum or over such six month period in accordance with Company's usual compensation practices (the "Severance Amount"); or

     d.  thirty (30) days prior written notice from Consultant to Company.

     e. at Company's option, immediately upon the existence of "cause." For purposes of this Agreement, the term "cause" shall be defined as:

     (1) the willful engaging by Consultant in misconduct which is materially injurious to Company or its affiliates, monetarily or otherwise;

     (2) any dishonesty by Consultant in his dealings with the Company, the commission of fraud by Consultant, or negligence in the performance of the duties of Consultant;

     (3) the arrest or conviction (or plea of guilty or nolo contendere) of Consultant of any felony or other crime involving dishonesty or moral turpitude;

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     (4) any violation of any covenant or restriction contained in Section 11 or
     Section 12 hereof;  or

     (5) unlawful use of narcotics or other controlled substances, or use of alcohol or other drugs in a manner the Company reasonably determines to be adverse to the best interests of the Company.

     For all purposes of this Agreement, termination for "cause" shall be deemed to have occurred if Consultant's resignation when, because of existing facts and circumstances, subsequent termination for "cause" can reasonably be foreseen. For all purposes of this Agreement, no act, or failure to act, on Consultant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of Company or its affiliates.

     Upon termination of this Agreement, Consultant or Consultant's estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of Consultant's death) the compensation provided for in Section 3 hereof (prorated on a daily basis) up to and including the effective date of termination.

     8. EFFECTS OF TERMINATION. Upon termination of this Agreement, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination and (ii) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Agreement, including, without limitation, confidentiality of information, indemnities and Consultant's covenants not to compete (which covenants and agreements shall survive the termination or expiration of this Agreement). The termination of this Agreement, for whatever reason, shall not extinguish those obligations of Consultant specified in the Restrictive Covenants (hereinafter defined), nor shall the same extinguish the right of either party to bring an action, either in law or in equity, for breach of this Agreement by the other party.

     9. TRANSITION FOLLOWING NOTICE OF TERMINATION. Following any notice of termination of engagement hereunder, whether given by Company or Consultant, Consultant will fully cooperate with Company in all matters relating to the winding up of Consultant's pending work on behalf of Company and the orderly transfer of such work to the other professional employees of Company. On or after the giving of notice of termination hereunder and during any notice period, Company will be entitled to such full-time or part-time services of Consultant as Company may reasonably require in accordance with the terms hereof, and Company will specifically have the right to terminate the active services of Consultant at the time such notice is given and to pay to Consultant the Severance Amount if such amount is due pursuant to Section 7(c) hereof.

     10. TERRITORY. In recognition of the existing and potential worldwide Business Activities of Company, Company and Consultant agree that the terms of this Agreement shall apply to any Prohibited Activities (as defined below) engaged by Consultant anywhere in the world including all states and territories of the United Sates of America. Prohibited Activities

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shall include (without limitation) any activities which would be in breach of the covenants contained in Sections 11 and 12 below.

     11. NON-COMPETITION. While Consultant is employed by Company and for a period of one (1) year after termination or cessation such engagement for any reason Consultant shall not, without employer's prior written consent, as a principal, employee, consultant, partner, or stockholder of, or in any other capacity with, any "business enterprise" (as that term is defined below) (other than in any capacity as a holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) (a) engage in competition with Company, (b) conduct a business of the type or character engaged in by Company at the time of termination or cessation of Consultant's engagement, or (c) develop, market, sell, and/or distribute products or services competitive with those of Company. As used herein, the term "business enterprise" shall mean any corporation, partnership, association, sole proprietorship or any other entity competing with Company or directly involved in the development, marketing, sales, and/or distribution of products or services which, during the time of Consultant's employment by Company, were developed, under active development, under consideration for development, marketed, sold, and/or distributed by Company.

     12. NON-DISCLOSURE: NON-SOLICITATION. Except in the performance of his duties hereunder, at no time during the Term of Employment or at any time thereafter shall Consultant, individually or jointly with others, for the benefit of Consultant or any third party, publish, disclose, use of authorize anyone else to publish, disclose or use, any secret or confidential material or information relating to any aspect of the business or operations of Company or any information regarding the business methods, business policies, procedures, techniques, or trade secrets, or other knowledge or processes of or developed by Company (and/or any other Consultant or agent of Company), any affiliate of the Company, or any entity in which the Company has an interest, including, without limitation, any secret or confidential information relating to the business, customers, financial position, trade or industrial practices, trade secrets, technology or know-how of the Company or Company's affiliates. Moreover, while Consultant is employed by Company and for a period of two years thereafter, Consultant shall not directly or in any other capacity, employ any person or hire or contract with, as a consultant or other independent agent or independent contractor, any person or entity (other than Consultant) who was employed by or acted as an agent for, consultant to, or independent contractor of the Company, any affiliate of the Company, or any entity in which the Company has an interest, at any time during the Term of Employment; provided that the prohibitions contained in this sentence shall exclude persons or entities not directly involved in the development, marketing, sales, and/or distribution of products or services which, during the time of Consultant's employment by Company, were developed, under active development, under consideration for development, marketed, sold and/or distributed by Company. In addition, while Consultant is employed by Company and for a continuous period of two (2) years thereafter, Consultant shall not solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of Company which were contacted, solicited or served by Consultant while employed by Company in connection with products or services which, during the time of Consultant's employment by

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Company, were developed, under active development, under consideration for development, marketed, sold, and/or distributed by Company.

     13. REASONABLENESS OF RESTRICTIONS; REFORMATION; ENFORCEMENT. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Sections 11 and 12 hereof (hereinafter the "RESTRICTIVE COVENANTS") are reasonable and properly required for the adequate protection of Company's interest. Consultant acknowledges that Company will provide to Consultant confidential information concerning the Company's and Company's affiliates' business methods and operating practices in reliance on the covenants contained in the Restrictive Covenants. It is agreed by the parties hereto that if any portion of the restrictions contained in the Restrictive Covenants are held to be unreasonable, arbitrary or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary or against public policy. The parties hereto agree that if any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against Consultant. If Consultant shall violate any of the covenants contained herein and if any court action is instituted by the Company to prevent or enjoin such violation, then the period of time during which the Consultant's business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Consultant's breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

     14. NO REMEDY AT LAW. Consultant agrees that the remedy at law for any breach by him of the Restrictive Covenants will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, the Company, in addition to any and all other remedies, shall have the right to enjoin Consultant from any threatened or actual activities in violation thereof; and Consultant hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages and without necessity of posting a bond in cash or otherwise. If Company does apply for such an injunction, Consultant shall not raise as a defense thereto that the Company has an adequate remedy at law.

     15. ASSIGNABILITY. This Agreement and the rights and duties created hereunder shall not be assignable or delegable by Consultant. Company may, at Company's option and without consent of Consultant, assign its rights and duties hereunder to any successor entity or transferee of Company's assets.

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     16.  NOTICES.  All notices or other communications provided for herein to be given or sent to a party by the other party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by registered or certified United States mail or hand delivered or sent by facsimile, addressed to the parties at their addresses hereinabove set forth. Any party may give notice to the other party at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

     17. SEVERABILITY. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. If that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, if such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

     18. WAIVER. The failure of a party to enforce any term, provision or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision or condition for the future, nor shall any specific waiver of a term, provision or condition at one time be deemed a waiver of such term, provision or condition for any future time or times.

     19. PARTIES. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representative, legal representatives, and proper successors and assigns, as the case may be.

     20. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of comity or conflicts of laws thereof. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and federal courts having jurisdiction over Harris County, Texas, for a resolution of all disputes arising in connection with the interpretation, construction, and enforcement of this Agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.

     21. CAPTIONS. The captions of this Agreement have been assigned thereto for convenience only, and shall not be construed to limit, define or modify the substantive terms hereof.

     22. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior agreements, memoranda, correspondence, conversations and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

     23. COSTS OF ENFORCEMENT. If it is necessary for any party to retain the services of an attorney or to initiate legal proceedings to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to all other remedies,

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all costs of such enforcement, including reasonable attorneys' fees and costs and including trial and appellate proceedings.

     24. GENDER, ETC. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

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     IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.

                                EMPLOYEE:


                                /s/ Thomas P. Bernhardt
                                ---------------------------
                                    Thomas P. Bernhardt



                                EMPLOYER:

                                MISSION CRITICAL SOFTWARE, INC.
                                a Delaware Corporation



                                By:  /s/ Louis R. Woodhill
                                   -------------------------
                                Name:    LOUIS R. WOODHILL
                                     -----------------------
                                Title:  President
                                      ----------------------

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                                  SCHEDULE  A

                        COMPENSATION and LEAVE POLICIES


BASE COMPENSATION

     Consultant shall be paid a base fee of Forty-two Thousand Dollars ($42,000.00) per annum.

     It is expressly understood by Company that Consultant is also engaged as a consultant by Star Enterprise ("Star") of Houston, Texas and, in connection therewith, Consultant is expected to render forty (40) hours of consulting services to Star per week. It is agreed by the parties that if Consultant reasonably determines that in any week the consulting services required by Company shall make it unreasonable for Consultant to devote forty hours to the satisfaction of Consultant's obligations to Star, Consultant may bill Company $69.00 per hour for each hour that Consultant is prevented from consulting with Star; provided that under no circumstances shall Consultant bill Star and Company for more than forty (40) hours, in the aggregate, of consulting services in any week in any event.

INCENTIVE COMPENSATION

     There shall be no incentive compensation other than participation in such incentive stock option plans as the Board of Directors or Compensation Committee may establish from time to time on such terms the Board of Directors or Compensation Committee may decide.

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